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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                 _____________

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) September 5, 2000


                    Washington Real Estate Investment Trust
               (Exact Name of Registrant as Specified in Charter)



           Maryland                     1-6622                  53-0261100
(State or Other Jurisdiction   (Commission File Number)       (IRS Employer
      of Incorporation)                                   Identification Number)



              6110 Executive Boulevard, Rockville, Maryland 20852
                   (Address of Principal Executive Offices)


Registrant's telephone number, including area code (301) 984-9400
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Item 5.  Other Events.

     On September 5, 2000, Washington Real Estate Investment Trust entered into a Distribution Agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated, BB&T Capital Markets/Scott & Stringfellow, Inc., Banc One Capital Markets, Inc., Deutsche Bank Securities Inc., Donaldson, Lufkin & Jenrette Securities Corporation, A.G. Edwards & Sons, Inc., Legg Mason Wood Walker, Incorporated and Salomon Smith Barney Inc. with respect to the public sale, from time to time, of up to $125,000,000 of the Trust's Medium Term Notes, Series B (the "Notes"). Attached hereto as an exhibit is a copy of the Distribution Agreement.

     The Distribution Agreement dated September 5, 2000 adds BB&T Capital Markets/Scott & Stringfellow, Inc. and Donaldson, Lufkin & Jenrette Securities Corporation as agents and supercedes the Distribution Agreement dated August 14, 2000 entered with respect to the Notes.

Item 7.  Exhibits.

     4 (a) Distribution Agreement dated September 5, 2000 between Washington Real Estate Investment Trust and Merrill Lynch, Pierce, Fenner & Smith Incorporated, BB&T Capital Markets/Scott & Stringfellow, Inc., Banc One Capital Markets, Inc., Deutsche Bank Securities Inc., Donaldson, Lufkin & Jenrette Securities Corporation, A.G. Edwards & Sons, Inc., Legg Mason Wood Walker, Incorporated and Salomon Smith Barney Inc.


                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    Washington Real Estate Investment Trust


                                    By:    /s/ Laura M. Franklin
                                           ---------------------------
                                    Title: Vice President and Chief
                                           Accounting Officer


Dated: September 5, 2000